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                                                                     EXHIBIT 23
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 26, 1996, included on page 33 of the 1995 Annual Report to Shareholders and incorporated by reference in this Form 10-K, into the previously filed Registration Statements on Form S-8 (File Nos. 2-64600, 2-81590, 33-32692, 2-66654 and 33-54084).

                                                           ARTHUR ANDERSEN LLP


Oklahoma City, Oklahoma
March 25, 1996